Exhibit 99.1

TripAdvisor Reports First Quarter 2012 Financial Results

NEWTON, MA, May 1, 2012 — TripAdvisor, Inc. (NASDAQ: TRIP), the world’s largest travel site*, today reported financial results for the first quarter ended March 31, 2012.

•	Revenue for the first quarter increased to $183.7 million, up 33% from the prior quarter and up 23% from the first quarter of 2011

•	Net income for the first quarter increased 118% quarter-over-quarter and 2% year-over-year to $48.1 million, or $0.35 per diluted share

•	Non-GAAP net income for the first quarter increased 73% quarter-over-quarter and 5% year-over-year to $52.5 million, or $0.38 per diluted share

•	Adjusted EBITDA for the first quarter increased 53% quarter-over-quarter and 3% year-over-year to $84.2 million, or 46% of revenue

“TripAdvisor posted record revenue this past quarter driven by strong growth across our business,” said Steve Kaufer, President and CEO of TripAdvisor. “Our travel community has never been stronger with over 60 million reviews and opinions and adding content at a rate of more than 40 contributions per minute. We continue to extend our market leadership position through real-time innovation across desktop, tablet and mobile and are thrilled with the opportunities in front of us. It is a very exciting time to be at TripAdvisor.”

Discussion of First Quarter 2012 Results

Revenues for the first quarter of 2012 were $183.7 million, an increase of $34.5 million, or 23%, compared to the first quarter of 2011.

Click-based advertising – Revenues from click-based advertising totaled $144.9 million for the first quarter of 2012, an increase of 20% compared to the first quarter of 2011. Click-based advertising revenue represented 79% of total revenue in the first quarter of 2012, compared to 81% in the first quarter of 2011.

Display-based advertising – Revenues from display-based advertising totaled $21.6 million for the first quarter of 2012, an increase of 17% compared to the first quarter of 2011. Display-based advertising revenue represented 12% of total revenue in the first quarter of 2012, compared to 12% in the first quarter of 2011.

Subscription and other – Revenues from subscription and other totaled $17.2 million for the first quarter of 2012, an increase of 67% compared to the first quarter of 2011. Subscription and other revenue represented 9% of total revenue in the first quarter of 2012, compared to 7% in the first quarter of 2011.

For the first quarter of 2012, revenues from the U.S. totaled $95.4 million, and represented 52% of total revenue. Revenues from the U.K. totaled $28.0 million, and represented 15% of total revenue for the first quarter of 2012. Revenues from the rest of the world totaled $60.3 million, and represented 33% of total revenue for the first quarter of 2012. Click-based advertising revenue and display-based advertising revenue by geography are measured by the point-of-sale on which the transaction occurs.

Related-party revenues from Expedia totaled $51.6 million for the first quarter of 2012, a decrease of $2.4 million, or 4%, compared to the first quarter of 2011.

GAAP net income for the first quarter of 2012 was $48.1 million, or $0.35 per diluted share, compared to GAAP net income of $47.3 million, or $0.35 per diluted share, for the first quarter of 2011. For the quarter ended March 31, 2011, we computed diluted earnings per share using the number of shares of common stock and Class B common stock outstanding immediately following the spin-off from Expedia, as no TripAdvisor equity awards were outstanding prior to the spin-off.

Adjusted EBITDA for the first quarter of 2012 was $84.2 million, and Adjusted EBITDA margin was 46%, compared to Adjusted EBITDA of $82.0 million and Adjusted EBITDA margin of 55% for the first quarter of 2011.

Cash flow from operating activities for the first quarter of 2012 was $29.7 million, a decrease of $23.6 million, or 44%, compared to the first quarter of 2011. These decreases were due primarily to working capital adjustments related to the spin-off from Expedia, including the development of our public company infrastructure and resources.

Other First Quarter 2012 and Recent Business Highlights

•

TripAdvisor grew its content base at a rate of more than 40 contributions per minute, reaching more than 60 million reviews and opinions on more than 570,000 accommodations, 800,000 restaurants and 180,000 attractions in more than 110,000 destinations, covering every country throughout the world.

•

TripAdvisor announced a content licensing partnership with Wyndham Hotel Group and now has over 400 Content Syndication partnerships. In addition, TripAdvisor content can be found on more than 50,000 partner websites.

•

TripAdvisor continued to deepen its Facebook integration, instantly personalizing the trip planning experience for nearly 120 million Facebook users as of March 31, 2012, up 34% since the end of 2011. Subsequent to the end of the first quarter, TripAdvisor rolled out the “Friend of a Friend” initiative, which allows Facebook-connected users to now see 10 times the amount of friend content, on average.

•

TripAdvisor’s mobile app was downloaded an average of more than 25 times a minute and reached over 17 million total downloads. TripAdvisor had more than 23 million unique visitors per month via mobile devices as of March 31, 2012. Page views on mobile devices were up more than 250% year over year, with tablet page views growing more than 300% during that period.

•	TripAdvisor launched its SeatGuru mobile app and also announced its new HTML5 cross-platform tablet app, now available on Android and iOS.

•

TripAdvisor launched a new Business Listings dashboard, allowing property managers to track review activity, current popularity ranking and TripAdvisor rating, most viewed competitors, origin of visitors, dynamic page view graphs, top special offers and more.

•	TripAdvisor subsidiary SmarterTravel launched Tingo, a hotel booking site.

Conference Call

TripAdvisor will host a conference call today, May 1, 2012, at 5:00 p.m., Eastern Time, to discuss TripAdvisor’s first quarter 2012 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the pass code 64624102) until May 8, 2012 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least 12 months following the conference call.

About TripAdvisor

TripAdvisor® is the world’s largest travel site,* enabling travelers to plan and have the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools. TripAdvisor-branded sites make up the largest travel community in the world, with more than 50 million unique monthly visitors,* and over 60 million reviews and opinions. The sites operate in 30 countries worldwide, including China under daodao.com. TripAdvisor also includes TripAdvisor for Business, a dedicated division that provides the tourism industry access to TripAdvisor’s millions of monthly visitors.

TripAdvisor, Inc. (NASDAQ: TRIP) manages and operates websites under 19 other travel media brands, and together the sites attract more than 69 million unique monthly visitors.** TripAdvisor’s travel media brands include www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.independenttraveler.com, www.onetime.com, www.seatguru.com, www.sniqueaway.com, www.smartertravel.com, www.tingo.com, www.travel-library.com, www.travelpod.com, www.virtualtourist.com, www.whereivebeen.com, and www.kuxun.cn.

*	Source: comScore Media Metrix for TripAdvisor Sites, Worldwide, January 2012
**	Source: comScore Media Metrix for TripAdvisor Inc. and its subsidiaries, Worldwide, January 2012

©2012 TripAdvisor, Inc. All rights reserved.

TripAdvisor, Inc.

Consolidated and Combined Statements of Operations

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended March 31,
	March 31, 2012	December 31, 2011	March 31, 2011
Revenue	$132,127	$100,340	$95,278
Related-party revenue from Expedia	51,588	37,458	53,944

Total revenues	183,715	137,798	149,222
Costs and expenses:
Cost of revenue	2,734	2,680	2,231
Selling and marketing (1)	67,389	51,947	44,195
Technology and content (1)	17,841	16,232	13,089
General and administrative (1)	16,254	19,438	8,194
Related-party shared services fee to Expedia	—	3,282	1,980
Depreciation	4,281	5,116	4,102
Amortization of intangible assets	1,839	1,880	2,117
Spin-off costs	—	3,667	—

Total costs and expenses:	110,338	104,242	75,908
Operating income	73,377	33,556	73,314
Total other (expense) income, net	(2,236)	(10)	1,063

Income before income taxes	71,141	33,546	74,377
Provision for income taxes	(22,970)	(11,529)	(27,006)

Net income	48,171	22,017	47,371
Net (income) loss attributatble to non-controlling interest	(60)	4	(93)

Net income attributatble to TripAdvisor Inc.	$48,111	$22,021	$47,278

Earnings per share attributable to TripAdvisor, Inc:
Basic	$0.36	$0.16	$0.35

Diluted	$0.35	$0.16	$0.35

Weighted average common shares outstanding:
Basic	133,753,581	133,461,127	133,461,019
Diluted	136,157,675	134,865,250	133,461,019

(1) Includes stock-based compensation as follows:
Selling and marketing	$1,078	$1,254	$805
Technology and content	1,512	1,655	888
General and administrative	2,102	7,957	781

TripAdvisor, Inc.

Consolidated Balance Sheets

(in thousands, except for share and per share data)

(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$208,625	$183,532
Accounts receivable, net of allowance of $3,767 and $5,370 at March 31, 2012 and December 31, 2011, respectively	98,584	67,936
Receivable from Expedia, net	33,458	14,081
Deferred income taxes, net	6,496	6,494
Prepaid expenses and other current assets	8,158	6,279

Total current assets	355,321	278,322
Property and equipment, net	37,760	34,754
Other long-term assets	10,759	11,888
Intangible assets, net	42,421	44,030
Goodwill	468,167	466,892

Total Assets	914,428	835,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	23,806	12,097
Deferred revenue	27,014	19,395
Credit facility borrowings	19,627	26,734
Borrowings, current	25,000	20,000
Taxes payable	24,449	17,229
Accrued expenses and other current liabilities	37,520	34,938

Total current liabilities	157,416	130,393
Long-term liabilities
Deferred income taxes, net	16,106	16,004
Other long-term liabilities	16,196	15,952
Borrowings, net of current portion	370,000	380,000

Total long-term liabilities	402,302	411,956

Total Liabilities	559,718	542,349
Stockholders’ equity
Preferred stock, $0.001 par value
Authorized shares: 100,000,000	—	—
Shares issued and outstanding: 0 and 0
Common stock $0.001 par value	121	121
Authorized shares: 1,600,000,000
Shares issued and outstanding: 121,395,744 and 120,661,808
Class B common stock $0.001 par value	13	13
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999
Additional paid-in capital	305,379	293,744
Retained earnings	50,480	2,369
Accumulated other comprehensive loss	(1,283)	(2,710)

Total stockholders’ equity	354,710	293,537

Total Liabilities and Stockholders’ equity	$914,428	$835,886

TripAdvisor, Inc.

Consolidated and Combined Statement of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Operating activities:
Net income	$48,171	22,017	$47,371
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	4,281	5,116	4,102
Stock-based compensation	4,692	10,866	2,474
Amortization of intangible assets	1,839	1,880	2,117
Amortization of deferred financing costs	264	21	—
Deferred tax expense (benefit)	(29)	(757)	(174)
Excess tax benefits from stock-based compensation	(1,683)	80	(929)
Provision for doubtful accounts	(437)	909	209
Foreign exchange (gain) loss on cash and cash equivalents, net	(489)	225	(357)
Other	37	(346)	(987)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(29,640)	4,969	(19,452)
Related parties	(26,405)	—	—
Prepaid expenses and other current assets	(1,153)	(47)	(374)
Accounts payable	12,080	(12,331)	1,664
Taxes payable	8,766	(3,363)	17,095
Accrued expenses and other current liabilities	1,963	(2,853)	(3,874)
Deferred revenue	7,462	(225)	4,431

Net cash provided by operating activities	29,719	26,161	53,316
Investing activities:
Acquisitions, net of cash acquired	—	—	(4,893)
Capital expenditures, including internal-use software and website development	(7,339)	(5,295)	(4,993)
Acquisitions, net of cash acquired, from Expedia	—	(28,099)	—
Distribution to Expedia related to Spin-Off	—	(405,516)	—
Distribution proceeds from Expedia related to Spin-Off	7,028	—	—
Transfers to Expedia, net	—	8,046	(62,142)
Other	—	(418)	—

Net cash used in investing activities	(311)	(431,282)	(72,028)
Financing activities:
Acquisitions funded by Expedia	—	—	5,135
Payments on acquisition earn-out	—	(9,546)	—
Proceeds from credit facilities	2,893	13,837	1,504
Payments to credit facilities	(10,000)	—	—
Proceeds from issuance of long-term debt, net of issuance costs	—	396,516	—
Principal payments on long-term debt	(5,000)	—	—
Proceeds from exercise of stock options and warrants	8,926	—	—
Payment of minimum withholding taxes on RSU vesting	(2,959)	—	—
Excess tax benefits from stock-based compensation	1,683	(80)	929

Net cash (used in) provided by financing activities	(4,457)	400,727	7,568
Effect of exchange rate changes on cash and cash equivalents	142	(453)	(72)

Net increase (decrease) in cash and cash equivalents	25,093	(4,847)	(11,216)
Cash and cash equivalents at beginning of period	183,532	188,379	93,133

Cash and cash equivalents at end of period	$208,625	$183,532	$81,917

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in TripAdvisor’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), TripAdvisor also reports Non-GAAP net income, Non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow, which are supplemental measures to GAAP and are defined by the Securities and Exchange Commission as non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

TripAdvisor defines “Non-GAAP net income” as net income before expenses related to stock-based compensation and amortization of intangible assets, net of related tax effects.

TripAdvisor defines “Non-GAAP net income per diluted share” as Non-GAAP net income divided by non-GAAP diluted weighted average shares outstanding, which includes dilution from options and warrants per the treasury stock method and include all weighted average shares relating to restricted stock units in shares outstanding for Non-GAAP net income per diluted share. This differs from the GAAP method for including restricted stock units, which treats them on a treasury stock method basis. Shares outstanding for Non-GAAP net income per diluted share purposes is therefore higher than shares outstanding for GAAP net income per diluted share purposes.

TripAdvisor defines “Adjusted EBITDA” as operating income (loss), excluding depreciation of property and equipment, which includes internal use software and website development, amortization of intangible assets, stock-based compensation and non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets are based. Adjusted EBITDA eliminates items that are either not part of TripAdvisor’s core operations such as the costs incurred to spin-off from Expedia or those costs that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on TripAdvisor’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and other factors and may not be indicative of current or future capital expenditures. We believe that by excluding certain items, such as stock-based compensation and non-recurring expenses, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenues.

TripAdvisor defines “Non-GAAP Selling and Marketing” and “Non GAAP Technology and Content” expenses as GAAP Selling and Marketing and GAAP Technology and Content expenses, respectively, before stock-based compensation expense. The Company defines “Non-GAAP General and Administrative” expense as GAAP General and Administrative expense, including related-party shared services expense and before stock-based compensation expense. These are collectively defined as “Non-GAAP Operating Expenses.”

TripAdvisor defines “free cash flow” as net cash provided by (used in) operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe that these non-GAAP financial measures are useful measures for analysts and investors to evaluate our future on-going performance as these measures allow a more meaningful comparison of our projected cash earnings and performance with our historical results from prior periods and to the results of our competitors. Moreover, management uses these measures internally to evaluate the performance of our business as a whole.

TripAdvisor provides these non-GAAP financial measures as additional information relating to TripAdvisor’s operating results as a complement to results provided in accordance with GAAP. Management believes that investors should have access to the same set of tools that management uses to analyze our results. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. TripAdvisor endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

Pursuant to the requirements of Regulation G, we present a reconciliation of these non-GAAP financial measures to the nearest GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Non-GAAP operating expenses:
GAAP Selling and marketing	$67,389	$51,947	$44,195
Subtract: Stock-based compensation expense	1,078	1,254	805

Non-GAAP Selling and marketing	$66,311	$50,693	$43,390

GAAP Technology and content	$17,841	$16,232	$13,089
Subtract: Stock-based compensation expense	1,512	1,655	888

Non-GAAP Technology and content	$16,329	$14,577	$12,201

GAAP General and administrative	$16,254	$19,438	$8,194
Add: Related-party shared services fee	—	3,282	1,980
Subtract: Stock-based compensation expense	2,102	7,957	781

Non-GAAP General and administrative	$14,152	$14,763	$9,393

Non-GAAP net income and net income per share:
GAAP net income	$48,111	$22,021	$47,278
Add: Stock based compensation expense	4,692	10,866	2,474
Add: Amortization of intangible assets	1,839	1,880	2,117
Subtract: Income tax effect of Non-GAAP adjustments (1)	2,109	4,381	1,667

Non-GAAP net income	$52,533	$30,386	$50,202

GAAP diluted weighted average shares outstanding	136,157,675	134,865,250	133,461,019
Add: Additional restricted stock units	647,052	685,662	—

Non-GAAP diluted weighted average shares outstanding	136,804,727	135,550,912	133,461,019

GAAP net income per diluted share	$0.35	$0.16	$0.35
Non-GAAP net income per diluted share	0.38	0.22	0.38
Adjusted EBITDA:
Operating Income	$73,377	$33,556	$73,314
Add: Depreciation and amortization	6,120	6,996	6,219
Add: Stock-based compensation expense	4,692	10,866	2,474
Spin off Costs	—	3,667	—

Adjusted EBITDA	$84,189	$55,085	$82,007

Divide by:
Revenue	$183,715	$137,798	$149,222

Adjusted EBITDA margin	45.8%	40.0%	55.0%

Free Cash Flow:
Net cash provided by operating activities	$29,719	$26,161	$53,316
Subtract: Capital expenditures	7,339	5,295	4,993

Free cash flow	$22,380	$20,866	$48,323

(1)	Represents the reduction in the income tax benefit recorded for the three months ended March 31, 2012 based on our effective tax rate for the three months ended March 31, 2012, respectively. The non-GAAP adjustments impact on the provision for income taxes recorded for the three months ended March 31, 2012 is immaterial.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in the Company’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(617) 795.7848

ir@tripadvisor.com

Media

(617) 795.7528

uspr@tripadvisor.com